Exhibit (d)(9)

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER is entered into this 10th day of August, 2012 (this “Amendment”), by and among Legend Parent, Inc., a Delaware corporation (“Parent”), Legend Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and MModal Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of July 2, 2012, as amended August 2, 2012 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation;

WHEREAS, Merger Sub commenced the Offer on July 17, 2012;

WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed by each of the Parties; and

WHEREAS, each of the Parties desires to amend and supplement the Merger Agreement in certain respects as described in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set out and of other consideration (the receipt and sufficiency of which are acknowledged), the Parties agree as follows:

1. Definitions. Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

2. Amendments to the Merger Agreement.

(a)	Section 1.1(c) of the Merger Agreement is hereby amended by amending and restating sub-clause (A) of clause (i) of the fifth sentence as follows:

“(A) any Offer Condition shall not have been satisfied or waived and”.

3. References. Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date of this Amendment, refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances continue to refer to July 2, 2012, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to July 2, 2012.

4. Effect of Amendment. Except as expressly modified hereby the Merger Agreement remains in full force and effect. Upon the execution and delivery of this Amendment, the Merger Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement.

5. Counterparts. This Amendment may be executed in any number of counterparts, and by each of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Governing Law. This Amendment and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement and Plan of Merger as of the date first written above.

MMODAL INC.

By:	/s/ Roger L. Davenport
Name:	Roger L. Davenport
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO MERGER AGREEMENT]

LEGEND ACQUISITION SUB, INC.

By:	/s/ Matthew P. Hughes
Name:	Matthew P. Hughes
Title:	Secretary

LEGEND PARENT, INC.

By:	/s/ Matthew P. Hughes
Name:	Matthew P. Hughes
Title:	Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO MERGER AGREEMENT]